UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

600 Cummings Center

Beverly, MA 01915
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On January 11, 2016, Atlantic Tele-Network, Inc. (the “Company”) entered into an Amendment, Consent and Confirmation Agreement (the “Amendment”) to its Fourth Amended and Restated Credit Agreement, dated as of December 19, 2014, by and among the Company, as Borrower, certain of the Company’s subsidiaries, as Guarantors, CoBank, ACB (“CoBank”), as Administrative Agent, Lead Arranger, Swingline Lender and Issuing Lender and the other Lenders named therein (the “Credit Agreement”).

The Amendment provides for lender consent to, among other actions, (i) the contribution by the Company of all of its equity interests in ATN Bermuda Holdings, Ltd. to ATN Overseas Holdings, Ltd. in connection with the Company’s previously announced acquisition of KeyTech Limited, a Bermuda limited liability company (the “KeyTech Acquisition”), and subject to the closing of the KeyTech Acquisition, a one-time, non-pro rata cash distribution by KeyTech Limited in an aggregate amount not to exceed $13,000,000 to certain of KeyTech Limited’s shareholders; and (ii) the incurrence by certain subsidiaries of the Company of secured debt in an aggregate principal amount not to exceed $60,000,000 in connection with the Company’s previously announced acquisition of Caribbean Assets Holdings LLC, a Delaware limited liability company.

The Amendment increases the amount the Company is permitted to invest in “unrestricted” subsidiaries of the Company, which are not subject to the covenants of the Credit Agreement, from $275,000,000 to $400,000,000 (as such increased amount shall be reduced from time to time by the aggregate amount of certain dividend payments to the Company’s stockholders).

The Amendment also provides for the incurrence by the Company of incremental term loan facilities, when combined with increases to revolving loan commitments under the Credit Agreement, in an aggregate amount not to exceed $200,000,000, which facilities shall be subject to certain conditions, including pro forma compliance with the total net leverage ratio financial covenant under the Credit Agreement.

The foregoing description is only a summary of the provisions of the Amendment and is qualified in its entirety by the terms of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

10.1                        Amendment, Consent and Confirmation Agreement, dated January 11, 2016, by and among Atlantic Tele-Network, Inc., as Borrower, CoBank, ACB, as Administrative Agent, and the Guarantors and other Lenders named therein.

*                                         *                                         *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: January 15, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Amendment, Consent and Confirmation Agreement, dated January 11, 2016, by and among Atlantic Tele-Network, Inc., as Borrower, CoBank, ACB, as Administrative Agent, and the Guarantors and other Lenders named therein.